                                                                    Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

-------------------------------------     x
--                                        )
In re                                     )       Chapter 11
                                          )
                                          )
      UNITEL VIDEO, INC., et al.,         )       Case No. 99-2979 (PJW)
                          -- --           )
                                          )
                              Debtors.    )       Jointly Administered
                                          )
-------------------------------------     x
--


                  ORDER PURSUANT TO SECTIONS 105 AND 363 OF THE
              BANKRUPTCY CODE: (A) AUTHORIZING AND APPROVING ASSET
                PURCHASE AGREEMENT WITH NEP SUPERSHOOTERS, INC.;
           (B) AUTHORIZING THE SALE OF CERTAIN OF THE DEBTORS' MOBILE
         DIVISION ASSETS, FREE AND CLEAR OF ALL LIENS, CLAIMS, INTERESTS
            AND ENCUMBRANCES, SUBJECT TO THE TERMS OF ASSET PURCHASE
                  AGREEMENT; AND (C) AUTHORIZING THE DEBTORS TO
                CONSUMMATE ALL TRANSACTIONS RELATED TO THE ABOVE
         ---------------------------------------------------------------

         This matter is before the Court on the motion (the "Motion") dated March 22, 2000 of Unitel Video, Inc. ("Unitel"), R Squared, Inc., Unitel 53 LLC and Unitel 57 LLC, debtors and debtors in possession herein (collectively, the "Debtors"), for the entry of, INTER ALIA, this order (the "Approval Order"): (i) authorizing and approving that certain asset purchase agreement between Unitel and NEP Supershooters, Inc. (the "Buyer"), substantially in the form of Exhibit "A" to the Motion (the "Purchase Agreement"), (ii) authorizing the sale of the Debtors' assets identified in the Purchase Agreement including, but not limited to, Unitel's owned equipment and tangible personal property set forth on Exhibit
1.1.1 of the Purchase Agreement (collectively, as described and defined in the Purchase Agreement, the "Property"), to the Buyer, free and clear of all liens, claims, interests, and encumbrances, subject to the terms of the Purchase Agreement and subject to higher or better offers; (iii) authorizing the Debtors to consummate all transactions related to the above; (iv) authorizing the conditional turnover of the sale proceeds to Heller Financial, Inc. ("Heller"); and (v) authorizing relief consistent with the foregoing in connection with any asset purchase agreement between the Debtors and any other party submitting a higher or better offer for the Property in accordance with the bidding procedures set forth below (collectively, the "Relief Requested"); and the Court having on April 3, 2000 entered its Order, INTER ALIA, (i) Scheduling a Hearing to Approve Asset Purchase Agreement with National Mobile Television, Inc. For the Sale of Certain of the Debtors' Mobile Division Assets, Free and Clear of All Liens, Claims and Encumbrances, Subject to Higher or Better Offers, (ii) approving the Form and Manner of Notice in Connection Therewith, and (iii) Approving Bidding Procedures for the Submission of Any Competing Bids (the "Procedure Order"); [and the debtors having received no competing bid for the Property other than that of the Buyer]; and the Court having considered the Motion and the record in these proceedings, and having heard the statements of counsel in support of the relief requested in the Motion at a hearing before the Court (the "Sale Hearing"); and the Court having found that notice of the Motion was sufficient under the circumstances; and the Court having been fully advised and having determined that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted in this Approval Order;

         THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

                                  JURISDICTION
                                  ------------

a. The Court has jurisdiction over this matter under 28 U.S.C. ss.ss. 157 and 1334. This proceeding is a core proceeding under 28 U.S.C. ss. 157(b)(2). Venue is proper in this district under 28 U.S.C. ss.ss. 1408 and 1409.

                                     NOTICE
                                     ------

b. The Debtors have complied with all of the procedures for notice of the Motion and Sale Hearing set forth in the Procedure Order. Such notice constitutes appropriate and adequate notice to all parties and is in compliance with Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). No other or further notice of the Motion, the Sale Hearing or the entry of this Approval Order is necessary.

                            OBJECTIONS; OTHER BIDDERS
                            -------------------------

c. In response to the Motion and the notice of the Motion, the Debtors have received objections to the proposed sale of certain of the Property to the Buyer under and pursuant to the Purchase Agreement from the following parties: [list]. No other objection to the proposed sale has been filed with this Court.

d. [In response to the Motion, the notice of the Motion and the Procedure Order, the Debtors have received no offers to purchase the Property other than the Buyer's offer. Accordingly, the Buyer's bid was and remains the highest and best bid for the Property.]

                             JUSTIFICATION FOR SALE
                             ----------------------

e. The Debtors have established sound business justification in support of the proposed sale. Such business justifications include, but are not limited to, the facts that (i) there is a grave risk of deterioration of the value of the Property if the sale is not consummated quickly,
         (ii) the Purchase Agreement constitutes the highest and best bid received for the Property, and (iii) the Purchase Agreement and a Closing1 thereunder present the best opportunity to realize the maximum present value of the Property and avoid the further decline and devaluation of such assets. After considering the circumstances described in the Motion, the Court has determined that the procedures outlined in the Procedure Order and the Buyer's offer present the best opportunity for the Debtors to realize the highest recovery possible for the Property for the benefit of all creditors. The sale process conducted by the Debtors' Court-approved investment bankers, Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") was non-collusive, fair and reasonable, and conducted in good faith.

f. The transactions contemplated by the Motion, as approved and implemented by this Approval Order, are in compliance with and satisfy all applicable provisions of title 11 of the United States Code (the "Bankruptcy Code"), including, without limitation, sections 363(b), (f) and (m) and section 365. The terms and conditions of the sale of the Property and the other transactions approved by this Approval Order are fair and reasonable.

--------
1 All capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

g. The Buyer's offer, as approved by this Approval Order, is the highest and best offer for the Property. The aggregate purchase price offered by the Buyer constitutes full and adequate consideration and reasonably equivalent value of the Property.

h. The transfer of the Property on the Closing to the Buyer for the consideration set forth in the Purchase Agreement is in the best interests of the Debtors' estates, their creditors and all parties in interest.

                                   GOOD FAITH
                                   ----------

i. The sale process conducted pursuant to the Procedure Order was non-collusive, fair and reasonable, and was conducted openly and in good faith. The transfer of the Property to the Buyer represents an arm's-length transaction and has been negotiated in good faith between the parties. The Buyer, as transferee of the Property, is a good faith purchaser under section 363(m) and, as such, is entitled to the full protection of section 363(m) of the Bankruptcy Code.

              SALE FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES
              -----------------------------------------------------

j. The Debtors are authorized to sell the Property free and clear of all Liens (as defined in Paragraph "(4)" hereinafter) under section 363(f) of the Bankruptcy Code.

                   CORPORATE AUTHORITY; CONSENTS AND APPROVALS
                   -------------------------------------------

k. The Debtors have full corporate power and authority to execute the Purchase Agreement, any related agreements and all other documents contemplated by the

         Purchase Agreement or such other related agreements, and the sale of the Property by the Debtors has been duly and validly authorized by all necessary corporate power and authority necessary to consummate the transactions contemplated by the Purchase Agreement. No consents or approvals, other than this Approval Order and those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate such transactions.


         BASED UPON THE FOREGOING, IT IS HEREBY ORDERED that


                  (a)      The Motion is approved.

                  (b) The Purchase Agreement, substantially in the form of that annexed hereto as Exhibit "A" hereof, and the terms and conditions contained in the Purchase Agreement are approved. The Debtors are authorized and directed at the Closing to execute, deliver, implement and fully perform the Purchase Agreement, together with all additional instruments, agreements and documents which are contemplated by the Purchase Agreement and those instruments, agreements and documents which may be reasonably necessary, convenient or desirable in implementing the Purchase Agreement, and to take all further actions (including any prorations, adjustments and the like provided for in the Purchase Agreement) as may be necessary or appropriate in performing the obligations as contemplated by the Purchase Agreement. All objections to the Motion that were not withdrawn or settled on the record are overruled.

                  (c) Subject to the fulfillment of the terms and conditions of the Purchase Agreement, at the Closing, Unitel is authorized to sell, transfer, assign and convey to the Buyer all of Unitel's rights, title and interest in and to the Property and the Bookings, and Buyer shall assume all known obligations in connection with the Bookings. Unitel is authorized and empowered at the Closing to deliver bills of sale, assignments and other such documentation contemplated by the Purchase Agreement and this Approval Order.

                  (d) The transfer of the Property to the Buyer as of the Closing will be free an clear of any and all liens, claims, interests, charges, and encumbrances therein, thereon and/or there against of whatever kind, nature, or description, including, without limitation, any lien, security interest, pledge, hypothecation, encumbrance or other charge, interest or claim (including, but not limited to, any "claim" as defined in section 101(5) of the Bankruptcy Code) in, against or with respect to any of the Property, having arisen, existed or accrued prior to and through the Closing, whether direct or indirect, absolute or contingent, choate or inchoate, fixed or contingent, matured or unmatured, liquidated or unliquidated, arising by agreement, statute or otherwise and whether arising prior to, on or after the Filing Date (as defined in the Motion), including, without limitation, liens and claims in favor of Heller and MELF (as defined in the Motion). All of the foregoing interests described in this Paragraph "(4)" are collectively referred to herein as "Liens."

                  (e) This Approval Order is and will be effective as a determination that, upon the Closing, all Liens in, on or upon the Property are adjudged and declared to be unconditionally released, discharged and terminated, with all such Liens to attach to the cash proceeds of the sale of the Property (the "Proceeds"), with the same force, validity, effect, priority and enforceability, INTER SE, as such Liens had in the Property prior to such sale. Except as otherwise provided in this Approval Order, any issues regarding the extent, validity, perfection, priority and enforceability of such Liens with respect to such proceeds will be determined by the Court, if, as and when appropriate, upon proper application at a later date, including pursuant to a proposed plan of reorganization.

                  (f) The Debtors are authorized and directed to transfer the Proceeds to Heller on the Closing subject to the Liens, PROVIDED that (i) Heller's existing rights under the Pre-Petition

                           Loan Agreement and the DIP Facility (each as defined in the Motion) shall not be expanded as a result of Heller's possession of the Proceeds and (ii) the rights and interests of the Debtors and the holders of the Liens in the Property shall not be effected or otherwise impaired as a result of Heller's possession of the Proceeds. Heller is directed to maintain the Proceeds in a segregated interest-bearing account, subject to the Liens and the rights of the Debtors or any third-party lienholders. Subject to the existing rights of Heller under the DIP Facility and the Pre-Petition Loan Agreement, to the extent required by subsequent order of the Court, including an order confirming a plan of reorganization in these cases, Heller shall disgorge an amount up to the sum of the Proceeds to the Debtors to be used by the Debtors to be used by the Debtors in accordance with such order, including, INTER ALIA, for ultimate distribution to the holders of the Liens.

                  (g) Upon receipt by Heller of the Proceeds, the Debtors' total indebtedness to Heller under the DIP Facility and the Pre- Petition Loan Agreement shall be reduced in an amount equal to the sum of the Proceeds (the "Total Reduced Indebtedness"), and Heller and the Debtors shall execute the Release Agreement, substantially in the form annexed to this

                           Approval Order as Exhibit "B" hereof, reflecting the Total Reduced Indebtedness. To the extent that Heller is required to disgorge any amounts in accordance with Paragraph "(6)" of this Approval Order, the Total Reduced Indebtedness shall be reduced by the amount of any such disgorgement dollar-for-dollar.

                  (h) Notwithstanding anything to the contrary contained herein, this Approval Order shall not, in any way, effect, impair or restrict (i) the liens, claims, encumbrances and interests in, against or with respect to, any of the Property granted to Heller upon the Closing pursuant to a separate agreement between Heller and the Buyer and (ii) the liens, claims, encumbrances and interests of any entity (including the Debtors) in, against, or with respect to, any of the Debtors' assets other than the Property.

                  (i) Except as expressly set forth in this Approval Order or the Purchase Agreement, the Buyer will not be deemed to have assumed any "claims" (as that terms is defined in section 101(5) of the Bankruptcy Code) against the Debtors. Under no circumstances will the Buyer be deemed a successor of or to the Debtors for any liability of the Debtors (whether direct or indirect, liquidated or unliquidated, choate or inchoate or contingent or fixed) whatsoever.

                  (j) All of Unitel's rights, title and/or interests in the Property and the Bookings are, as of the Closing, transferred to and vested in the Buyer. Subject to the fulfillment of the terms and conditions of the Purchase Agreement, as of the Closing, this Approval Order will be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Property and the Bookings or a bill of sale transferring good and marketable title in the Property to the Buyer. Any and all governmental recording offices and all other parties, persons or entities are directed to accept this Approval Order as such an assignment or bill of sale and, if necessary, this Approval Order will be accepted for recordation on or after the Closing as conclusive evidence of the free and clear, unencumbered transfer of title to the Property conveyed to the Buyer at the Closing.

                  (k) The transfer of the Property to the Buyer under this Approval Order is exempt from any transfer or stamp tax under section 1146(c) of the Bankruptcy Code.

                  (l) If any of the Property is in the care or custody of any non- debtor party, such party following the Closing will immediately upon request surrender any such Property in its care or custody to the Buyer.

                  (m) Upon the Closing, the Buyer is granted immediate and unfettered access to the Property conveyed in the Closing. The Debtors and their officers, agents and employees who have access to and control over any of the Property will cease exercising control over the Property upon the Closing, and such parties are enjoined after the Closing from exercising any control and/or interfering with the Buyer's use, peaceful enjoyment and control of the Property without the Buyer's consent.

                  (n) On the Closing Date, each of the Debtors' creditors having Liens on any of the Property is authorized and directed to execute such documents and take all actions as may be necessary to release its Liens, if any, in, on or against the Property, if any, as such Liens may have been recorded or may otherwise exist.

                  (o) If any person or entity that has filed financing statements or other documents or agreements evidencing Liens in, on or against the Property has not delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all liens or other interests that such person or entity has with respect to the Property, the Debtors are authorized to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Property.

                  (p) The allocation of the Purchase Price in the Purchase Agreement will not be biding upon the Debtors' creditors and other parties in interest and will not have any precedential value with respect to any allocations of the value contained in a plan of reorganization or liquidation involving the Debtors, their estates and their creditors.

                  (q) This Court has exclusive jurisdiction to implement and enforce the terms and provisions of the Purchase Agreement and this Approval Order, including any disputes relating thereto or with respect to the sale, the proceeds of sale, the transfer or assignment and delivery of the Property to the Buyer and the Buyer's peaceful use and enjoyment thereof after the Closing, free and clear of any Liens, regardless of whether a plan of reorganization has been confirmed in this case and irrespective of the provisions of any such plan or order confirming such plan; and the Court retains jurisdiction over the parties to the Purchase Agreement with respect to any controversies which may arise thereunder.

                  (r) The terms and provisions of this Approval Order are binding in all respects upon the Debtors, their employees, officers and directors, their creditors, their shareholders, any parties having received notice of these proceedings, any affected third parties and other parties-in-interest, any persons asserting a Lien in, on or against the Property, the Buyer and all of the aforementioned parties' successors or assigns, including, without limitation, any trustee subsequently appointed for the Debtors under the Bankruptcy Code.

                  (s) The failure specifically to include any particular provisions in the Purchase Agreement or the agreements contemplated thereby in this Approval Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Purchase Agreement and agreements contemplated thereby are authorized and approved in their entirety.

                  (t) This is a final order and enforceable upon its entry. To the extent necessary under Rules 5003, 9014, 9021 and 9022 of the Bankruptcy Rules, the Court expressly finds that there is no just reason for delay in the implementation of this Approval Order and expressly directs entry of judgment as set forth in this Approval Order.

                  (u) Under section 363(m) of the Bankruptcy Code, the reversal or modification of this Approval Order on appeal will not affect the validity of the transfer of the Property to the Buyer, as well as the transactions contemplated or authorized by this Approval Order, unless the same is stayed pending appeal prior to the Closing of the transactions authorized by the Approval Order.


Dated: Wilmington, Delaware
       May 8, 2000


                           /s/ Peter J. Walsh
                           ------------------------------------------
                           The Honorable Peter J. Walsh
                           Chief United States Bankruptcy Judge

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                         )   Chapter 11
                                              )
        UNITEL VIDEO, INC., et al.,           )   Case No. 99-2979 (PJW)
                    -- --                     )
                                              )
                            Debtors.          )   Jointly Administered


          MOTION OF DEBTORS FOR ORDER PURSUANT TO SECTIONS 105 AND 363
                   OF THE BANKRUPTCY CODE: (A) AUTHORIZING AND
                   APPROVING ASSET PURCHASE AGREEMENT WITH NEP
            SUPERSHOOTERS, INC.; (B) AUTHORIZING THE SALE OF CERTAIN
             OF THE DEBTORS' MOBILE DIVISION ASSETS, FREE AND CLEAR
                OF ALL LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES,
                SUBJECT TO THE TERMS OF ASSET PURCHASE AGREEMENT
             AND SUBJECT TO HIGHER OR BETTER OFFERS; (C) AUTHORIZING
                   THE DEBTORS TO CONSUMMATE ALL TRANSACTIONS
               RELATED TO THE ABOVE; AND (D) GRANTING OTHER RELIEF
    -------------------------------------------------------------------------


TO:   THE HONORABLE PETER J. WALSH
      CHIEF UNITED STATES BANKRUPTCY JUDGE

         Unitel Video, Inc. ("Unitel"), R Squared, Inc. ("R Squared"), Unitel 53 LLC and Unitel 57 LLC, debtors and debtors in possession herein (collectively, the "Debtors"), by this motion (the "Motion"), respectfully represent as follows:

                             JURISDICTION AND VENUE
                             ----------------------

         1. This Court has jurisdiction of this Motion pursuant to 28 U.S.C. Sections 157 and 1334. Venue of the Debtors' chapter 11 cases and this Motion in this district is proper pursuant to 28 U.S.C. Sections 1408 and 1409. This is a "core" proceeding pursuant to 28 U.S.C. Section 157(b)(2). The statutory predicates for the relief sought herein are sections 105 and 363 of title 11 of the United States Code (the "Bankruptcy Code").

                                    FACTS
                                    -----

A.    INTRODUCTION
      ------------

         2. On September 2, 1999 (the "Filing Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Clerk of this Court. The Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Debtors' chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of this Court.

         3. No trustee or examiner has been appointed in the Debtors' chapter 11 cases. On September 17, 1999, the Office of the United States Trustee appointed an official committee of unsecured creditors (the "Committee") pursuant to section 1102 of the Bankruptcy Code.

B.    BACKGROUND
      ----------

         4. Unitel is a public company whose common stock was listed on the American Stock Exchange. R Squared, a wholly-owned subsidiary of Unitel, is a California corporation which has guaranteed certain of Unitel's outstanding indebtedness. Unitel 53 LLC and Unitel 57 LLC are wholly-owned subsidiaries of Unitel that own real property located in New York City, where Unitel operates studio facilities. Unitel also owns all of the issued and outstanding capital stock of Unitel Video Canada Inc., a non-debtor Canadian subsidiary, which also guaranteed certain indebtedness of Unitel.

         5. As at the Filing Date, Unitel was a leading provider of studio and mobile production facilities. Unitel's studio division (the "Studio Division") comprises four (4) production studios in New York City that are used by network, cable and syndicated television producers.

Unitel's mobile division (the "Mobile Division") currently provides on-location services for the taping and live telecasting of sports, musical, entertainment and cultural events throughout North America. Immediately prior to the Filing Date, the Debtors discontinued their New York City-based post-production services business ("Post 38").

         6. During the fiscal year ended August 31, 1998, the Debtors generated sales of approximately $51.7 million. As of May 31, 1999, the Debtors had assets of approximately $56.7 million (at book value) and liabilities of approximately $52.4 million. As of the Filing Date, the Debtors had approximately eighty-nine
(89) full-time employees. The Debtors currently have approximately sixty (60) full-time employees.

         7. Virtually all of the Mobile Division assets are either (i) subject to the first-priority security interest of Heller Financial, Inc. ("Heller") pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 12, 1995 (the "Pre-Petition Loan Agreement") and the Court-approved debtor-in-possession financing facility (the "DIP Facility") between Heller and the Debtors, (ii) subject to the first-priority security interest of certain lenders under their respective financing agreements with the Debtors and subject to the second-priority security interest of Heller pursuant to the Pre-Petition Loan Agreement and the DIP Facility (collectively, the "Equipment Lenders"), or (iii) owned by third-party equipment lessors and are leased to the Debtors.

                               RELIEF REQUESTED

         8. By this Motion, the Debtors seek entry of two (2) orders:

         (a)      an order (the "Procedure Order"):

                  (i) approving the form and manner of notice of this Motion and the relief requested herein;

                  (ii) scheduling a hearing to approve the relief requested in this Motion (the "Sale Hearing");

                  (iii) setting a deadline, requirements and procedures for interested parties to submit any competing bids for the Property (as hereinafter defined), including the approval of a break-up fee to be paid to NEP Supershooters, Inc. (the "Buyer") in the event the Court authorizes a sale of the Property to a party other than the Buyer and such a sale is consummated; and

                  (iv) setting a date for the filing of objections, if any, to the relief requested in this Motion; and

         (b)      an order (the "Approval Order"):

                  (i) authorizing and approving an asset purchase agreement between Unitel and the Buyer, substantially in the form of Exhibit "A" hereof (the "Purchase Agreement");

                  (ii) authorizing the sale of Unitel's assets identified in the Purchase Agreement, including, but not limited to, Unitel's owned equipment and tangible personal property set forth on Exhibit 1.1.1 of the Purchase Agreement (collectively, as described and defined in the Purchase Agreement, the "Property"),(1) to the Buyer, free and clear of all liens, claims, interests and encumbrances, subject to the terms of the Purchase Agreement and subject to higher or better offers;

                  (iii) authorizing the Debtors to consummate all transactions related to the above;

                  (iv) authorizing the conditional turnover of the sale proceeds to Heller; and

                  (v) authorizing relief consistent with the foregoing in connection with any asset purchase agreement between the Debtors and any other party submitting a higher or better offer for the Property in accordance with the bidding procedures set forth herein.


----------
(1) As discussed in further detail hereinafter, the Property consists of certain of Unitel's owned equipment which is primarily used in connection with the "Gold" and "Silver" mobile production trucks. The Property does not include, however, with one exception, any of the equipment which is subject to the security interests of the Equipment Lenders.

                   THE PROPOSED SALE OF THE DEBTORS' ASSETS
                   ----------------------------------------

A.    THE DEBTOR'S MARKETING EFFORTS
      ------------------------------

         9. Since the Filing Date, the Debtors, their business personnel and retained professionals, including Getzler & Co., Inc. ("Getzler"), the Debtors' management consultant, have focused their efforts on stabilizing the Debtors' two (2) remaining business segments - the Mobile Division and the Studio Division - pending a contemplated sale of all or substantially all of the assets related to such businesses, or, alternatively, a restructure of such businesses. Pursuant to the DIP Facility made available by Heller, the Debtors currently have sufficient funding to operate their businesses, as well as to conduct a marketing effort with respect to the Debtors' businesses and assets.(2)

         10. By order dated October 8, 1999, the Court authorized the Debtors to retain Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey"), as investment banker, to market and solicit interest in the Debtors' mobile and studio businesses and assets. Since its retention, Houlihan Lokey, together with the Debtors and their other retained professionals, have devoted substantial time and resources in order to comply with the aggressive sale timetable contemplated by the DIP Facility.

         11. Specifically, Houlihan Lokey contacted several hundred entities which were identified as potentially having an interest in acquiring some or all of the Debtors' businesses and assets.

--------
(2) Pursuant to and subject to the "Final Order Authorizing Unitel Video, Inc. to Obtain Secured Credit, Granting Adequate Protection and Granting Other Relief," dated October 8, 1999, the "Final Order Extending Authorization of Unitel Video, Inc. to Obtain Secured Credit, Granting Adequate Protection and Granting Other Relief," dated December 3, 1999, and the "Stipulation and Order Extending DIP Facility Previously Approved By Court" dated March 3, 2000 (collectively, the "DIP Orders"), Heller is committed to provide the DIP Facility to the Debtors through April 2, 2000 and, subject to the satisfaction of certain conditions set forth in such DIP Orders (including Heller's approval of a further extended budget), through April 30, 2000.

Thereafter, Houlihan Lokey, with the assistance of Getzler, prepared and distributed a confidential offering memorandum to those parties which expressed an interest in buying the Debtors' businesses and assets and had executed an appropriate confidentiality agreement.

         12. Houlihan Lokey received a number of bids from parties interested in purchasing some or all of the Mobile Division businesses and assets.(3) Houlihan Lokey conducted discussions with each of the parties that submitted bids for the Mobile Division businesses and assets in an effort to identify the entity with the greatest likelihood of closing a transaction for the highest consideration and on an expeditious basis.(4)

         13. Originally, an entity (the "Original Bidder") other than the Buyer had submitted an offer for substantially all of the Mobile Division assets, which offer Houlihan Lokey had determined to be the highest and best offer for the Mobile Division businesses and assets. Accordingly, the Debtors and the Original Bidder began negotiating the terms of an asset purchase agreement providing for the sale of substantially all of the Mobile Division assets to the Original Bidder.


--------
(3) Houlihan Lokey also received separate bids for the Studio Division business and assets. Only one party (the "Restructuring Bidder") submitted a proposal to acquire both the Mobile Division assets and the Studio Division assets. That proposal was predicated upon a restructuring of the Debtors' assets. The Debtors and Houlihan Lokey have diligently investigated such restructuring proposal. Unfortunately, to date, the Restructuring Bidder has been unable to demonstrate to the satisfaction of the Debtors and their advisors that the Restructuring Bidder is committed to consummating the proposed restructuring transaction in a timely manner and on satisfactory terms. Nonetheless, the Debtors and their professional advisors remain available to engage in discussions with the Restructuring Bidder to explore the viability of the proposed restructuring transaction. The Debtors have provided notice of the Application to the Restructuring Bidder as well as all other entities which expressed an interest in acquiring the Debtors' Mobile Division and Studio Division.

(4) The Debtors believed that it was critical to market the Mobile Division assets on an expeditious basis in light of, INTER ALIA, ongoing concerns about a potential loss of Mobile Division customers resulting from the Debtors' chapter 11 filing.

         14. In early March, after months of negotiations regarding the terms of an asset purchase agreement, the Original Bidder indicated that it was no longer able to acquire substantially all of the Mobile Division Assets, but was still interested in acquiring the assets consisting of Unitel's "Gold" and "Silver" mobile production trucks. Accordingly, the Debtors and the Original Bidder began negotiating the terms of a purchase agreement providing for the sale of the "Gold" and "Silver"-related assets to the Original Bidder.

         15. As the Debtors' negotiations with the Original Bidder neared conclusion, the Buyer advised the Debtors that it was interested in acquiring the Property. The Buyer submitted to the Debtors an offer for the Property, which offer the Debtors and their advisors determined was higher and better than the existing offer from the Original Bidder. The Debtors and the Buyer then quickly negotiated the terms of the Purchase Agreement.

B.    WIND-DOWN AND LIQUIDATION OF MOBILE DIVISION BUSINESS
      -----------------------------------------------------

         16. The Mobile Division business has suffered a degree of deterioration since the Filing Date due to the loss of customers. Yet, the Debtors have managed to maintain the Mobile Division since the Filing Date while sustaining only minimal losses in part because of the realistic prospect of a sale of the business to a third party. The Debtors believe that, in view of the loss of the offer for substantially all of the Mobile Division assets (and because no other entity appears ready and willing to purchase substantially all of the Mobile Division assets),(5) and in view of the ongoing losses being sustained by the Mobile Division, Heller will not continue to finance the Mobile Division unless a


--------
(5) The Debtors remain in active negotiations with a prospective buyer of their Studio Division and believe that a purchase and sale agreement will be finalized and submitted to the Court for approval in the near future.

buyer of substantially all of the assets is immediately identified and is prepared to consummate an unconditional sale forthwith. As such, the Debtors believe that once the marketplace becomes fully aware of the loss of the prospective buyer of the Mobile Division and the Mobile Division's current situation, the Mobile Division will be immediately and irreparably damaged by a significant loss of customers and employees.

            17. Accordingly, the Debtors have determined, with the advice of their professionals, that an orderly wind-down and liquidation of the Mobile Division assets (truck-by- truck, or combinations thereof) is the most effective means of maximizing and preserving the value of the Mobile Division assets. The Debtors, together with their professionals, have commenced an appropriate wind-down plan for the Mobile Division, pursuant to which the analog operations of the Mobile Division shall cease as of April 17, 2000 and the digital operations shall continue unabated until a closing of the sale of the Property. The Debtors intend to retain an auctioneer to sell their owned Mobile Division assets, other than the Property proposed to be sold to the Buyer pursuant to the Purchase Agreement.

         18. The Debtors and their professional advisors have determined that the present offer submitted by the Buyer pursuant to the Purchase Agreement represents the highest and best offer for the Property. In addition, the Debtors and their professional advisors have determined that the Debtors are likely to receive greater consideration for the Property under the Buyer's offer than they would realize by including the Property in the planned auction of Mobile Division assets to be conducted by an auctioneer.

C. THE PURCHASE AGREEMENT

         19. The Debtors' and the Buyer's negotiations culminated in the Purchase Agreement attached hereto as Exhibit "A" hereof. The more salient terms of the Purchase Agreement are described below:(6)

                  a. THE PARTIES. The proposed seller under the Purchase Agreement is Unitel. NEP Supershooters, Inc. is the proposed purchaser.

                  b. PURCHASED ASSETS. The Property to be sold to the Purchaser pursuant to the Purchase Agreement (free and clear of all liens, claims, interests and encumbrances) consists of, INTER ALIA, the equipment and tangible personal property set forth on Exhibit
                           1.1.1 of the Purchase Agreement (collectively, the "Equipment"). The Equipment consists of that equipment which (a) is owned by Unitel and is subject to the security interest of Heller, (b) is primarily used in connection with the "Gold" and "Siler" mobile production trucks, and (c) is not subject to the security interest of any Equipment Lender, other than the Machinery and Economic Loan Fund ("MELF").

                  c. PURCHASE PRICE AND ASSUMED LIABILITIES. The total consideration for the Property is $6,000,000 in cash, PLUS assumption of the liabilities and obligations associated with the Bookings (as defined in the Purchase Agreement).(7)

                  d. DEPOSIT. In accordance with the Purchase Agreement, the Buyer, upon execution of the Purchase Agreement, deposited $600,000 (the "Deposit") into escrow. The Deposit is non-refundable and shall be retained by the Debtors (except if the Court fails to enter the Procedure Order on or before April 4, 2000 or if the Court approves the sale of the Property to a third party other than the Buyer or an affiliate of the Buyer).

--------
(6) The following description of the terms of the Purchase Agreement is intended solely to provide the Court and interested parties a brief overview of the significant terms thereof. The Court and interested parties are respectfully referred to the Purchase Agreement, a copy of which is annexed hereto as Exhibit "A" hereof, for the complete terms thereof.

(7) The Bookings essentially include any contractual obligation or commitment, oral or written, to provide services with the "Gold" or "Silver" mobile production trucks.

                  e. CONDITIONS. Consummation of the sale under the Purchase Agreement is conditioned upon, INTER ALIA, the entry of the Procedure Order and the Approval Order.

                  f. HIGHER AND BETTER OFFERS. As set forth in further detail below, the Purchase Agreement is subject to the submission by third parties of higher or better offers for the Property.

D.    PROPOSED BIDDING PROCEDURES
      ---------------------------

         20. As indicated, approval of the Purchase Agreement is subject to higher or better offers. In an effort to ensure that maximum value is obtained for the Property, the Debtors propose that the following terms and procedures, which are consistent with those required by the Purchase Agreement, shall govern the submission of competing bids for the Property (collectively, the "Bidding Procedures"):

                  a. An auction (the "Auction") will be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, located at 425 Park Avenue, New York, New York (at a date and time specified in the Procedure Order), at which higher or better offers for the Property (or substantially all of such Property) may be presented to the Debtors by third parties unaffiliated with the Buyer or its affiliates.

                  b. Only those third parties which (i) have, at least three (3) business days before the Auction, been deemed "financially qualified" in the good-faith judgment of Houlihan Lokey, (ii) provided Houlihan Lokey, counsel for the Debtors, counsel for Heller and counsel for the Committee with a draft asset purchase agreement, marked to show changes from the Purchase Agreement, and (iii) made, at least one (1) business day before the Auction, a deposit with Unitel in an amount of at least $600,000 in immediately available funds on terms substantially similar to the terms provided in Section 2.1.2 of the Purchase Agreement, shall be permitted to bid at the Auction. All competing bids for the Property and draft asset purchase agreements shall be disclosed to the Buyer promptly (but in no event later than 24 hours) after receipt by Houlihan Lokey.

                  c. In the event that the Bankruptcy Court (or an appellate court) approves the sale of the Property (or substantially all of the Property) to a third party (other than the Buyer or an affiliate thereof), and such third party sale is consummated, then the Debtors (or their designee) shall pay to the Buyer, concurrently with the consummation of such third party sale, a flat fee payment in the amount of $225,000 in cash or other immediately available funds (the "Break-Up Fee").

                  d. The purchase price of any initial bid for the Property (an "Overbid") must include consideration of at least $6,300,000 in cash (I.E., at least $300,000 greater than the consideration set forth in the Purchase Agreement) (a "Minimum Overbid"). Overbids shall not be conditioned on the outcome of unperformed due diligence by the bidder.

                  e. All subsequent Overbids at the Auction must include additional consideration of at least $100,000 over the previous bid.

                  f. The Auction shall not conclude until each participating bidder has had the opportunity to submit thereat any additional Overbid with full knowledge of the existing highest bid. The Buyer shall have the right, but not the obligation, to participate in the Auction.

                  g. The Debtors, with the assistance of their professionals, and after consultation with the Committee and Heller, shall determine in good faith whether a submitted Overbid meets the qualifications described herein and whether the Purchase Agreement or a submitted Overbid constitutes the highest or otherwise best transaction for the Debtors' estates. The highest and/or best bid as determined by the Debtors will alone be submitted to the Court for approval at the Sale Hearing.

                       THE PROPOSED BIDDING PROCEDURES ARE
                      IN THE BEST INTERESTS OF THE DEBTORS,
                         THEIR CREDITORS AND THE ESTATES
                      -------------------------------------

            21. The Bidding Procedures outlined hereinabove are designed to strike a balance between inviting competitive bids and enabling the Debtors to close a sale with the Buyer within a reasonable time frame. The Bidding Procedures are fair, reasonable and necessary to promote the highest and best sale price, without imposing undue obstacles to the competitive bid process. The key
                                       11
aspects of the Bidding Procedures, including the Break-Up Fee and the overbid amount, are required by the Purchase Agreement.

         22. The Bidding Procedures were negotiated at arm's-length between the Debtors and the Buyer. The Debtors do not believe that the proposed Bidding Procedures would unduly hamper the submission of other competing bids. Moreover, in view of the complexity of the transactions under consideration, the Bidding Procedures are reasonable in relation to the risk, effort and expense that the Buyer has borne and will continue to bear.

         23. Sellers of assets often employ break-up fees and other bidding protections in order to encourage the making of bids. Break-up fees are "important tools to encourage bidding and to maximize the value of the debtor's assets." THE OFFICIAL COMMITTEE OF SUBORDINATED BONDHOLDERS V. INTEGRATED RESOURCES, INC. (IN RE INTEGRATED RESOURCES, INC.), 147 B.R. 650 (S.D.N.Y.
1992). Break-up fees take many different forms, including paying the out-of-pocket expenses incurred by a bidder in arranging the deal, including due diligence expenses, or compensating a bidder for its lost opportunity costs. SEE IN RE HUPP INDUSTRIES, INC., 140 B.R. 191, 194 (Bankr. N.D. Ohio 1992).

         24. Outside the bankruptcy context, courts commonly approve break-up fees. Such fees are presumptively appropriate under the business judgment rule (8) and non-bankruptcy courts rarely rule on their propriety. SEE, E.G., COTTLE V. STORER COMMUNICATIONS, INC., 849 F.2d 570 (11th Cir. 1988); CRTF CORP. V. FEDERATED DEP'T STORES, 683 F. Supp. 422, 440 (S.D.N.Y. 1988); SAMJENS PARTNERS I V. BURLINGTON INDUSTRIES, 663 F. Supp. 614 (S.D.N.Y. 1987).

--------
(8) Under the business judgment rule, absent evidence of self-dealing or plain excessiveness, a board's decision to agree to a break-up fee would be presumed to be a valid exercise of its business judgment and would be approved.

         25. While many bankruptcy courts outside the Third Circuit apply the business judgment rule and defer to the board's discretion in considering whether to approve a break-up fee in the bankruptcy context, SEE, E.G., IN RE INTEGRATED RESOURCES, INC., 135 B.R. 746, 753 (Bankr. S.D.N.Y. 1992);(9) IN RE 995 FIFTH AVENUE ASSOCIATES, L.P., 96 B.R. 24, 28 (Bankr. S.D.N.Y. 1989), the Third Circuit Court of Appeals has recently adopted a different standard for analyzing the propriety of break-up fees in the bankruptcy context.

         26. In O'BRIEN ENVIRONMENTAL ENERGY, INC., 181 F.3d 527, 535 (3d Cir.
1999), the Third Circuit declined to adopt the business judgment rule as the applicable standard for assessing the propriety of a break-up fee in the bankruptcy context. Rather, the propriety of a break-up fee depends on whether such fee meets the requirements for the allowance of a proper administrative expense under section 503 of the Bankruptcy Code. ID. Therefore, under the Third Circuit's holding, "the allowability of a break-up fee depends upon the requesting party's ability to show that the fees were actually necessary to preserve the value of the estate." ID.

         27. Under the Third Circuit's approach, a break-up fee will provide some benefit to a debtor's estate if, for example, "assurance of a break-up fee promoted more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited," ID. at 537, if the initial offer (encompassing the break-up fee) "served as a catalyst

----------
(9) The District Court for the Southern District of New York held in IN RE INTEGRATED RESOURCES, INC., 147 B.R. at 657, that three issues must be considered by the Bankruptcy Court in assessing bidding protections such as break-up fees: "(1) is the relationship of the parties who negotiated the break-up fee tainted by self-dealing or manipulation,
         (2) does the fee hamper, rather than encourage, bidding [and] (3) is the amount of the fee unreasonable relative to the proposed purchase price?" The court added that a "break-up fee" may serve one of three functions: "(1) to attract or retain a potentially successful bid, (2) to establish a bid standard or minimum for other bidders to follow, or
         (3) to attract additional bidders." ID. at 662.

to higher bids," ID., or "if the availability of break-up fees and expenses were to induce a bidder to research the value of the debtor and convert that value to a dollar figure on which other bidders can rely," ID.

         28. The Break-Up Fee and certain of the other Bidding Procedures were an integral part of the Buyer's bid. In fact, the Buyer's offer to purchase the Property was predicated upon and conditioned upon the Break-Up Fee. As such, the assurance of the BreakUp Fee has "promoted more competitive bidding" because it induced a bid that might otherwise not have been made.

         29. For the foregoing reasons, the Break-Up Fee should be approved pursuant to section 503 of the Bankruptcy Code because it provides a clear benefit to the Debtors' estates.

         30. In addition, the Break-Up Fee here is not unreasonable in relation to the aggregate consideration offered under the Purchase Agreement. In comparison to bidding incentives approved in other cases, this request is for a Break-Up Fee of 3.75% of the transaction amount.(10) SEE, E.G., INTEGRATED RESOURCES, 147 B.R. at 662 (break-up fee representing up to 3.1% of the transaction amount plus reimbursement of expenses upheld; expert testified that outside of bankruptcy break-up fees average 3.3%).

         31. Moreover, should the Debtors ultimately determine that a bid submitted by a third party other than the Buyer is the highest or otherwise best offer for the Property and subsequently

--------
(10) The Break-Up Fee is the exclusive amount potential payable to the Buyer. The Buyer is not entitled to the separate reimbursement of its costs and expenses incurred in connection with the proposed transaction.

consummate a transaction with such bidder, these estates would receive, at a minimum, no more (net of the Break-Up Fee) than they would have received under the proposed transaction with the Buyer.

         32. Similarly, the other Bidding Procedures are a necessary tool to maximize the value of the Debtors' estates and will not unduly hamper the submission of competing bids. Rather, the other Bidding Procedures will insure that only parties with a serious and legitimate interest in acquiring the Property will participate in the Auction process. In addition, many of the Bidding Procedures were required by the Buyer.(11)

         33. Accordingly, the Debtors respectfully submit that this Court should authorize and approve the Bidding Procedures, including the Break-Up Fee.

                  THE PROPOSED SALE IS IN THE BEST INTERESTS OF
                  THE DEBTORS, THEIR CREDITORS AND THE ESTATES
                  ---------------------------------------------

         34. Section 363(b)(1) of the Bankruptcy Code provides that "[t]he trustee, after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C. Sections 363(b)(1). A debtor in possession is given these rights by section 1107(a) of the Bankruptcy Code. SEE 11 U.S.C. Section 1107(a). Moreover, section 105(a) of the Bankruptcy Code provides that "[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code]." 11 U.S.C. Section 105(a).

         35. The courts have uniformly held that approval of a proposed sale of property pursuant to section 363(b) of the Bankruptcy Code is appropriate if a court finds that the transaction represents a reasonable business judgment on the part of the debtor. SEE COMMITTEE OF EQUITY SEC.

--------
(11) The Original Bidder's offer also included a break-up fee, which was the same amount as the Break-Up Fee.

HOLDERS V. LIONEL CORP. (IN RE LIONEL CORP.), 722 F.2d 1063, 1071 (2d Cir.
1983); STEPHENS INDUS., INC. V. MCCLUNG, 789 F.2d 386, 391 (6th Cir. 1986); IN RE DELAWARE & HUDSON RY. CO., 124 B.R. 169, 176 (D. Del. 1991) (holding that a court must be satisfied that there is a "sound business reason" justifying the pre-confirmation sale of assets); IN RE PHOENIX STEEL CORP., 82 B.R. 334, 335 (Bankr. D. Del. 1987) (stating that the elements necessary for approval of a section 363 sale in a chapter 11 case are "that the proposed sale is fair and equitable, that there is a GOOD BUSINESS REASON for completing the sale and the transaction is in good faith") (emphasis added).

         36. Additionally, prior to and after enactment of the Bankruptcy Code, courts have permitted the sale of all or substantially all assets of a debtor outside the ordinary course of business if such a sale is necessary to preserve the value of assets for the estate, its creditors or interest holders. SEE IN RE LIONEL CORP., 722 F.2d 1063; IN RE EQUITY FUNDING CORPORATION OF AMERICA, 492 F.2d 793, 794 (9th Cir.) ("Other circuits have recognized the power of the bankruptcy court under Chapter X to authorize a sale of the debtor's property under less than emergency conditions where such sale is necessary to avoid deterioration in the value of the assets."), CERT. DENIED, 419 U.S. 964 (1974); SEE ALSO IN RE TEMPO TECHNOLOGY CORP., 202 B.R. 363, 366 (D. Del. 1996) ("section 363(b)(1) of the Bankruptcy Code permits a debtor to sell all or substantially all of its assets prior to confirmation of a reorganization plan").

         37. The Debtors believe that the proposed sale of the Property represents a prudent and proper exercise of the Debtors' business judgment, and is supported by good business reasons. A variety of reasons have justified the Debtors' ongoing marketing of the Mobile Division business and assets: (i) Since before the Filing Date, the operation of the Mobile Division has had a significant negative impact on the Debtors' financial condition and liquidity and the Mobile Division continues to sustain operational losses (inclusive of reorganization costs) despite a variety of successful cost-cutting measures adopted since the Filing Date by the Debtors, with the advice of Getzler; (ii) Since shortly before the Filing Date, Getzler, an outside financial advisory firm, has, at the direction of the Debtors' Board of Directors, served as the Debtors' management consultant, effectively serving the interim role of the Debtors's chief executive officer and chief financial officer; (iii) Since the Filing Date, the Debtors have continually faced the looming specter of a potential loss of mobile customers insofar as the Debtors do not have long-term contracts with their mobile customers; rather, such customers reserve the Debtors' services on an event-by-event basis months or weeks before the scheduled event;(12) and (iv) Pursuant to the DIP Facility, the Debtors are obligated to market the Mobile Division business and assets. These reasons continue to justify the proposed sale of the Property at this time.(13)

         38. In addition, in view of the contemplated wind-down of the Mobile Division, the Debtors obviously have little choice but to sell the Mobile Division assets. The only remaining question for the Debtors is what sale mechanism will most effectively maximize the value of the Mobile Division


--------

(12) On a number of occasions, as a result of the chapter 11 filing and the uncertainty associated therewith, the Debtors have had to make special assurances to certain customers in order to give such customers the comfort they requested. Through the efforts of Getzler and the Debtors' employees, the Debtors have, for the most part, successfully avoided the loss of a significant number of Mobile Division customers. Notwithstanding the Debtors' successful retention of most of their Mobile Division customers, the Debtors appear to have lost the ongoing business of WWF Entertainment, one of their largest and most profitable Mobile Division customers. The Debtors have been concerned that maintaining their Mobile Division customer base could grow increasingly difficult as the Debtors remain in chapter 11 for an extended period of time.

(13) The Debtors believe that their failure to move forward in seeking approval of the proposed transaction will jeopardize the continued availability of the DIP Facility and could leave the Debtors in a position without a source of consensual financing.

assets. The Debtors, based on the advice of their professionals, believe that the proposed sale of the Property to the Buyer most effectively maximizes the value of the Property (and will not detrimentally affect the value of the remaining Mobile Division assets which the Debtors contemplate will be sold by auction).(14)

         39. In addition, the proposed sale is subject to higher or better offers, thereby ensuring that any value received by the Debtors' estates is maximized.

         40. Finally, the Debtors firmly believe that creditors will receive more value through the proposed sale of the property than through inclusion of the Property in the contemplated piecemeal liquidation and auction of the remaining Mobile Division assets (on a truck-by-truck basis or otherwise).

         41. The foregoing demonstrates no other alternative will at this time provide a higher value for the Debtors' assets, and supports the conclusion that the Debtors have exercised their good business judgment in proceeding with the proposed sale. Accordingly, the sale should be authorized. Moreover, as set forth hereinafter, accurate and reasonable notice will be provided to all creditors and other parties in interest in compliance with due process, the Bankruptcy Code, and the Bankruptcy Rules.


--------
(14) The offer submitted by the Original Bidder was in the amount of $6.33 million, but such offer contemplated the acquisition of significantly more assets than the Property. The Debtors, based on the advice of their professional advisors, believe that the Buyer's $6 million offer for the Property is several hundred thousand dollars higher and better than the Original Bidder's $6.33 million offer for the Property plus other assets.

         42. All aspects of the proposed sale have been handled in good faith and at arm's-length. The Purchase Agreement is the product of extensive and detailed arm's-length negotiations involving the Debtors and their professionals including counsel and the Buyer and its counsel.

                 THE ASSET PURCHASE AGREEMENT SHOULD BE APPROVED
                PURSUANT TO SECTION 363(f) OF THE BANKRUPTCY CODE
                -------------------------------------------------

         43. Section 363(f) of the Bankruptcy Code(15) permits the Debtors to sell assets free and clear of all liens, claims and encumbrances (with any such liens, claims, interests and encumbrances attaching to the net proceeds of the sale with the same rights and priorities therein as in the sold assets). As Bankruptcy Code section 363(f) is stated in the disjunctive, when proceeding pursuant to section 363(b), it is only necessary to meet one of the five conditions of section 363(f). The Debtors believe that they will be able to demonstrate at the Sale Hearing that they have satisfied one or more of these conditions. Specifically, the Debtors believe that secured creditors will either consent to the sale under section 363(f)(2), the value to be received by the Debtors in consideration of the sale of the collateral is

--------
(15)     Section 363(f) of the Bankruptcy Code provides:

                  The trustee may sell property under subsection (b) or (c) of this section free and clear of any interest in such property of an entity other than the estate only if --

                  a. applicable nonbankruptcy law permits sale of such property free and clear of such interest;
                  b.       such entity consents;
                  c. such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property;
                  d.       such interest is in bona fide dispute; or
                  e. such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

         11 U.S.C. Section 363(f).

equal to or exceeds the value of the liens upon such collateral under section 363(f)(3), or a sale free and clear can proceed pursuant to section 363(f)(5) of the Bankruptcy Code because creditors with interests in the Property can be compelled to accept a monetary satisfaction of their claims.

         44. Each item of Equipment is subject to the first-priority security interest of Heller pursuant to the Pre-Petition Loan Agreement and the DIP Facility, except for those items which are subject to the first-priority security interest of MELF (which are also subject to the second-priority security interest of Heller pursuant to the Pre-Petition Loan Agreement and the DIP Facility).

         45. The Debtors propose that any liens, claims, interests or encumbrances against or in the Property (collectively, the "Liens") shall attach to the sale proceeds with the same force, validity, effect, priority and enforceability, INTER SE, as such Liens had in the property prior to such sale. In addition, the Debtors are also proposing that for the time being the proceeds of the sale should be transferred to Heller, subject to the Liens and the rights of the holders thereof. Temporary payment to Heller is in the best interests of the Debtors' estates and creditors, as it will reduce the interest payments the Debtors are required to pay in connection with the DIP Facility and the Pre-Petition Loan Agreement. Heller has agreed, to the extent necessary, to disgorge any amounts it may have received in connection with the sale pursuant to a Court-approved plan of reorganization or other distribution of proceeds.

                    SECTION 1146(c) OF THE BANKRUPTCY CODE
                    --------------------------------------

         46. Section 1146(c) of the Bankruptcy Code provides that:

             [t]he issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the [the Bankruptcy Code], may not be taxed under any law imposing a stamp or similar tax.

11 U.S.C. Section 1146(c). It is well-settled that a transfer which is "necessary to consummation of a plan" is a transfer made under a plan within the meaning of section 1146(c) of Bankruptcy Code. SEE, E.G., CITY OF NEW YORK V. JACOBY-BENDER, INC. (IN RE JACOBY-BENDER, INC.), 758 F.2d 840, 842 (2d Cir. 1985); CITY OF NEW YORK V. SMOSS ENTERS. CORP. (IN RE SMOSS ENTERS. CORP.), 54 B.R. 950, 951 (E.D.N.Y. 1985).

         47. It is equally well-settled that even a pre-confirmation sale of a debtor's assets, if the sale is essential to confirmation of the plan, is "under a plan" for purposes of section 1146(c) of the Bankruptcy Code. SEE IN RE SMOSS ENTERS. CORP., 54 B.R. at 951 (sale taking place three months before confirmation was under plan, and therefore tax exempt, when transfer of property was essential to confirmation of plan). SEE ALSO IN RE CCA PARTNERSHIP, 70 B.R. 696 (Bankr. D. Del.), AFF'D, 72 B.R. 765 (D. Del.), AFF'D W.O. OP., 833 F.2d 303
(3d Cir. 1987) (allowing the section 1146(c) tax exemption to transfer occurring prior to confirmation of the plan). CF. IN RE JACOBY-BENDER, INC., 755 F.2d at 841 (despite absence of specific language in plan regarding transfer of property, court concluded transfer was necessary to consummation of plan, noting that "Congress' apparent purpose in enacting section 1146 was to facilitate reorganizations through giving tax relief").

         48. The Debtors submit that the sale of the Property to the Buyer is "under a plan" within the meaning of section 1146(c) of the Bankruptcy Code. Consummation of a sale of the Property to the successful bidder at the Auction is clearly essential to preparation and consummation of a chapter 11 plan in the Debtors' cases. The proceeds to be received upon consummation of the sale of the Property will be distributed to creditors under a plan. Given these circumstances, the sale of the Property to the Buyer is one made "under a plan" pursuant to section 1146(c) of the Bankruptcy Code, and therefore should be exempt from the imposition of any stamp or similar tax.

                            PURCHASER'S GOOD FAITH
                            ----------------------

         49. Pursuant to section 363(m) of the Bankruptcy Code, a good faith purchaser is one who purchases assets for value in good faith and without notice of adverse claims. IN RE MARK BELL FURNITURE WAREHOUSE, INC., 992 F.2d 7, 8 (1st Cir. 1993); IN RE WILLEMAIN V. KIVITZ, 764 F.2d 1019, 1023 (4th Cir. 1985); IN RE VANGUARD OIL & SERV. CO., 88 B.R. 576, 580 (E.D.N.Y. 1988).

         50. The Purchase Agreement was negotiated at arm's-length over a period of several weeks, with both parties represented by their own counsel. Although the Debtors engaged in discussions with other parties interested in acquiring certain of their assets, the Debtors submit that the Buyer's proposal as contained in the Purchase Agreement represents the highest and best offer for the Property.

         51. Accordingly, the proposed Approval Order includes a provision that the Buyer, or the successful bidder for the Purchased Assets, is a "good faith" purchaser within the meaning of section 363(m) of the Bankruptcy Code. The Debtors believe that providing the Buyer, or the successful bidder, with such protection will ensure that the maximum price will be received by the Debtors for the Property and closing of the sale will occur promptly.

                           PROPOSED NOTICE PROCEDURES
                           --------------------------

         52. Notice of this Motion and Purchase Agreement (together with its schedules and exhibits) has been already provided to (i) all parties that expressed serious interest to Houlihan Lokey in purchasing all or significantly all of the Debtors's Mobile Division and/or Studio Division businesses and assets; (ii) counsel for the Committee; (iii) counsel for Heller; (iv) counsel for the Buyer; (v) the Office of the United States Trustee; (vi) all entities party to the Bookings; (vii) all entities known by the Debtors to have filed a notice of appearance or a request for receipt of chapter 11 notices and pleadings filed in the Debtors' cases as of the date hereof; (viii) all federal, state and local regulatory and taxing authorities and recording offices which have a known interest in the relief requested in this Motion; (ix) the Securities and Exchange Commission; (x) the Internal Revenue Service; and (xi) all parties (and their counsel, if known) which hold liens on or security interests in any of the Property.

         53. In order to ensure broad dissemination of notice of the sale, the Sale Hearing and the Bidding Procedures, the Debtors propose that they serve, by a date to be determined by the Court, by first class U.S. mail:

                  (a) A conformed copy of the Procedure Order upon (i) all parties that expressed serious interest to Houlihan Lokey in purchasing all or significantly all of the Debtors' Mobile Division and/or Studio Division businesses and assets; (ii) counsel for the Committee; (iii) counsel for Heller; (iv) counsel for the Buyer; (v) the Office of the United States Trustee; (vi) all entities party to the Bookings; (vii) all entities known by the Debtors to have filed a notice of appearance or a request for receipt of chapter 11 notices and pleadings filed in the Debtors' cases as of the date hereof; (viii) all federal, state and local regulatory and taxing authorities and recording offices which have a known interest in the relief requested in this Motion; (ix) the Securities and Exchange Commission; (x) the Internal Revenue Service; and (xi) all parties (and their counsel, if known) which hold liens on or security interests in any of the Property; and

                  (b) copies of the "Notice of Hearing to Consider Sale of Certain of Unitel Video, Inc.'s Mobile Division Assets" (the "Notice"), substantially in the form of that which is annexed to the Procedure Order as Exhibit "1" thereof, upon all creditors and equity security holders identified in the list of creditors and equity security holders heretofore filed herein with the Court by the Debtors and upon all parties having filed a proof of claim or interest in the Debtors' cases (other than those parties which received notice under subparagraph (a) above).

         54. Under all of the relevant facts and circumstances herein and the nature of the relief requested herein, the Debtors respectfully submit that the foregoing notice should be deemed adequate and sufficient notice of the sale, the Sale Hearing, the Bidding Procedures, and the Motion.

                                MISCELLANEOUS
                                -------------

         55. As there are no novel issues of law presented herein, the Debtors waive their right to file a brief in support of the Motion, pursuant to Rule 7.1.2(a) of the Local Rules incorporated by reference into the Local Bankruptcy Rules by General Order #9D. Because of the nature of the relief requested in this Motion, the Debtors believe that no briefing is required.

         56. No previous request for the relief sought herein has been made to this or any other Court.

                                   CONCLUSION
                                   ----------

         WHEREFORE, the Debtors requested that the Court (i) at the conclusion of the initial hearing, enter the Procedure Order substantially in the form annexed hereto as Exhibit "B" hereof, INTER ALIA, approving the Bidding Procedures (including the Break-Up Fee) and scheduling the Sale Hearing, (ii) at the conclusion of the Sale Hearing, enter the Approval Order substantially in the form annexed hereto as Exhibit "C" hereof, INTER ALIA, authorizing the sale of the Property to the Buyer, or to such other successful bidder that submits a higher or better offer for the Property in accordance with the Bidding Procedures, and (iii) grant the Debtors such other relief as the Court may deem just and proper.

Dated: Wilmington, Delaware
       March 22, 2000

                                          KAYE, SCHOLER, FIERMAN,
                                               HAYS & HANDLER, LLP
                                          Mitchel H. Perkiel (MP 8691)
                                          Benjamin Mintz (BM 6060)
                                          425 Park Avenue
                                          New York, New York  10022
                                          (212) 836-8000

                                          - and -

                                          YOUNG CONAWAY STARGATT
                                                & TAYLOR, LLP

                                                /s/ Robert S. Brady
                                          ----------------------------------
                                          Robert S. Brady (No. 2847)
                                          Michael R. Nestor (No. 3526)
                                          P.O. Box 391
                                          Rodney Square North, 11th Floor
                                          Wilmington, Delaware  19801
                                          (302) 571-6600
                                          Co-Counsel for the Debtors and
                                             Debtors in Possession